Exhibit 99.1

 For Immediate Release

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics, Inc. D. Joseph Gersuk, CFO (800) 772-6446 x1608 jgersuk@AngioDynamics.com	EVC Group, Inc. Doug Sherk / Jenifer Kirtland (415) 896-6820 dsherk@evcgroup.com jkirtland@evcgroup.com	EVC Group, Inc. Steve DiMattia (646) 201-5445 sdimattia@evcgroup.com

AngioDynamics Reports Financial Results for Fiscal 2009
Second Quarter

•	Net Sales Increase 17% to $48.5 Million

•	Net Income of $2.9 Million and EPS of $0.12

•	(Non GAAP) EBITDA of $7.8 Million or $0.32 Per Share

•	First IRE NanoKnife™ Sales Recorded

•	Conference Call Begins Today at 4:30 p.m. Eastern Time

QUEENSBURY, N.Y. January 6, 2009 — AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative medical devices used by interventional radiologists and surgeons for the minimally invasive treatment of cancer and peripheral vascular disease, today reported financial results for the second quarter and six months ended November 30, 2008.  Financial results include the acquisition of Diomed assets since June 17, 2008, the date of acquisition.

Net sales in the fiscal second quarter were $48.5 million, a 17% increase over the $41.5 million reported in the second quarter a year ago.  Gross margin in the second quarter was 61.3%, consistent with the gross margin reported for the same period one year ago.  Operating income increased in the second quarter to $4.9 million compared with $4.8 million in the prior year period.  Net income was $2.9 million or $0.12 per share in the fiscal second quarter, compared with $3.1 million or $0.13 per share for the corresponding period one year ago.  EBITDA (Non GAAP) increased 11% to $7.8 million or $0.32 per share from $7.0 million or $0.29 per share in the second quarter a year ago.  A non-cash charge associated with an interest rate swap initiated in 2006 and foreign exchange losses reduced second quarter pretax income by $570,000 and net income by $350,000, or a total of $0.01 per share.

For the six months ended November 30, 2008, net sales were $92.8 million, a 17% increase over the $79.0 million reported in the prior year period; gross margin increased to 61.6% from 60.7% a year ago; operating income increased to $8.7 million from $8.3 million a year ago; and net income was $5.1 million or $0.21 per share, compared with $5.5 million or $0.23 per share for the corresponding period a year ago.  EBITDA (Non GAAP) increased 15% to $14.5 million or $0.59 per share from $12.6 million or $0.52 per share in the first half last year.  The aforementioned non-cash charge on the interest rate swap and foreign exchange losses reduced first half pretax income by $800,000 and net income by $500,000, or $0.02 per share.

In fiscal 2009, AngioDynamics began operating three business units: Peripheral Vascular, Access and Oncology/Surgery.  Peripheral Vascular sales were $21.8 million in the quarter, an increase of 33% from the second quarter a year ago, inclusive of the laser ablation products acquired from Diomed.  Access sales were $16.1 million in the quarter, an increase of 2% from the second quarter a year ago, and Oncology/Surgery sales grew 13% to $10.6 million in the second quarter.

“Our second quarter results illustrate the benefit of our diverse product offering,” said Eamonn Hobbs, President and CEO.  “The favorable impact of the acquired Diomed products, combined with strong sales growth from the LC Bead™, Smart Port™ CT, Morpheus® insertion kit and VenaCure EVLT™ procedure kit product lines overcame lower sales from our conventional ports, PTA, Habib®, and RF ablation product lines.  In addition, while sales of the Morpheus PICC line were impacted by the previously disclosed manufacturing issue incurred in the first quarter, the issue was successfully resolved and Morephus PICC sales during the final month of the quarter regained momentum.  Overall, for the quarter our net sales growth was 17% and, importantly, we recorded our first IRE NanoKnife sales in the quarter,” said Mr. Hobbs.

Highlights of the quarter and more recent activities include the following:

•
Substantial progress in integrating the acquired Diomed business into the Peripheral Vascular business unit.  The entire Peripheral Vascular sales force has been trained on the VenaCure EVLT product line and kit sales were extremely strong in the quarter.  Laser sales were below expectations, as prospective customers remain cautious.  Occupancy costs in Cambridge, England were lowered 35% through relocation to smaller premises.

•	The Company’s first commercial sale of NanoKnife probes, contributed $42,000 to second quarter sales.

•
Continued positive clinical uses of NanoKnife, as five sites in the USA, Australia, Germany and Italy have completed a total of 35 IRE procedures for percutaneous prostate, percutaneous and laparoscopic liver, kidney, lymph node, and lung lesions as of the date of this release.  The physicians performing the percutaneous IRE procedures have all reported NanoKnife IRE system ease of use, rapid radiographic lesion resolution, and short procedure times required compared to other focal therapies.  Most patients treated have also commented on a distinct lack of, or very minimal, pain, especially when compared to previous thermal focal therapy treatments.

•
Additional shipments of NanoKnife IRE systems to hospitals in the USA, Australia, Italy and Germany under the Company’s program to place systems with 25 key thought leaders, including 5 of the top 10 cancer centers in the USA.  This brings the number of systems shipped to key thought leaders from various clinical specialties to 19.  Two of these sites have also completed pre-clinical pancreatic IRE safety studies.

•
Receipt of CE Mark approval for both NanoKnife IRE electrode models has enabled the sale of NanoKnife IRE systems within the European Union.  TGA and HPB approvals for Australia and Canada, respectively, are pending.

The Company reported cash and investments at November 30, 2008 of $57.8 million and long term debt of $7.2 million.

Fiscal 2009 Guidance

The Company has updated its outlook for fiscal 2009 incorporating first half financial performance as well as the overall current economic environment.  The Company now expects the following financial results for the fiscal year, with reference to previous guidance:

•	Net sales in the range of $198 to $203 million (a decrease of $5 million)

•	Gross margin in the range of 61-62% (an increase of 1%)

•	GAAP operating income in the range of $19-21 million (a decrease of $1-2 million)

•	EBITDA in the range of $31 - $33 million (a decrease of $1-2 million)

•
GAAP EPS in the range of $0.45 to $0.50, inclusive of additional operating expenses of $0.05 per share associated with the CEO transition and non-operating expenses of $0.03 per share as a result of the impact of the interest rate swap and foreign exchange losses (versus approximately $0.55 per share).

Conference Call

AngioDynamics management will host a conference call to discuss its second quarter results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial 1 (800) 218-0713 from the U.S. or for international callers, please dial +1 (303) 262-2130.

In addition, individuals can listen to the call on the Internet by visiting the investor relations portion of the Company's website at http://investor.angiodynamics.com.  To listen to the live call, please go to the website 15 minutes prior to its start to register, download, and install the necessary audio software.

A replay will be available on the website. A telephone replay will be available from 6:30 p.m. Eastern time on January 6, 2009 through 11:59 p.m. Eastern time on January 13, 2009 by dialing 1 (800) 405-2236 (domestic) or +1 (303) 590-3000 (international) and entering the passcode: 11123338#.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in the Company’s business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, the Company has reported non-GAAP EBITDA, (earnings before interest, taxes, depreciation and amortization), and EBITDA per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing the Company’s performance over different periods, particularly when comparing this period to periods in which the Company did not incur any expenses relating to these activities or items. By using these non-GAAP measures, management believes that investors get a better picture of the performance of the Company’s underlying business. Management encourages investors to review the Company’s financial results prepared in accordance with GAAP to understand the Company’s performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on the Company’s financial results. Please see the tables that follow for a reconciliation of GAAP to non-GAAP measures.

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative medical devices used by interventional radiologists, surgeons, and other physicians for the minimally invasive treatment of cancer and peripheral vascular disease. The Company’s diverse product line includes market-leading radiofrequency ablation and irreversible electroporation resection systems, vascular access products, angiographic products and accessories, dialysis products, angioplasty products, drainage products, thrombolytic products, embolization products and venous products. More information is available at www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Investors are cautioned that actual events or results may differ from the Company’s expectations.  Factors that may affect the actual results achieved by the Company include, without limitation, the ability of the Company to develop its existing and new products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, overall economic conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of the Company to integrate purchased businesses as well as the risk factors listed from time to time in the SEC filings of AngioDynamics, Inc., including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2008.  The Company does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, NanoKnife has been cleared by the FDA for use in the surgical ablation of soft tissue. This document may discuss the use of NanoKnife for specific clinical indications for which it is not cleared in the United States at this time.

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(Tables to Follow)

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Net sales	$48,464	$41,497	$92,787	$79,023
Cost of sales	18,771	16,042	35,637	31,067
Gross profit	29,693	25,455	57,150	47,956
% of net sales	61.3%	61.3%	61.6%	60.7%
Operating expenses
Research and development	4,425	3,694	8,387	6,405
Sales and marketing	13,993	11,267	27,084	21,815
General and administrative	4,143	4,063	8,474	8,195
Amortization of intangibles	2,242	1,641	4,493	3,229
Total operating expenses	24,803	20,665	48,438	39,644
Operating income	4,890	4,790	8,712	8,312
Other income (expense), net	(500)	163	(751)	450
Income before income taxes	4,390	4,953	7,961	8,762
Provision for income taxes	1,483	1,853	2,843	3,282
Net income	$2,907	$3,100	$5,118	$5,480

Earnings per common share
Basic	$0.12	$0.13	$0.21	$0.23
Diluted	$0.12	$0.13	$0.21	$0.23

Weighted average common shares
Basic	24,362	24,034	24,330	24,002
Diluted	24,563	24,365	24,536	24,315

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

Reconciliation of Operating Income to non-GAAP EBITDA:

	Three months ended		Six months ended
	Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
	(unaudited)		(unaudited)

Operating income	$4,890	$4,790	$8,712	$8,312
Amortization of intangibles	2,242	1,641	4,493	3,229
Depreciation	636	590	1,289	1,094
EBITDA	$7,768	$7,021	$14,494	$12,635

EBITDA per common share
Basic	$0.32	$0.29	$0.60	$0.53
Diluted	$0.32	$0.29	$0.59	$0.52

Weighted average common shares
Basic	24,362	24,034	24,330	24,002
Diluted	24,563	24,365	24,536	24,315

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY BUSINESS UNIT AND BY GEOGRAPHY
(in thousands)

	Three months ended		Six months ended
	Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
	(unaudited)		(unaudited)
Net Sales by Business Unit
Peripheral Vascular	$21,770	$16,386	$40,204	$30,473
Access	16,069	15,694	31,755	30,476
Oncology/Surgery	10,625	9,417	20,828	18,074
Total	$48,464	$41,497	$92,787	$79,023

Net Sales by Geography
United States	$42,927	$37,588	$82,188	$71,596
International	5,537	3,909	10,599	7,427
Total	$48,464	$41,497	$92,787	$79,023

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30, 2008	May 31, 2008
	(unaudited)	(2)
Assets
Current Assets
Cash and cash equivalents	$19,734	$32,040
Restricted cash	-	68
Marketable securities	38,108	46,182
Total cash and investments	57,842	78,290

Receivables, net	25,733	26,642
Inventories, net	28,584	22,901
Deferred income taxes	8,610	10,902
Prepaid expenses and other	3,354	3,147
Total current assets	124,123	141,882

Property, plant and equipment, net	22,715	21,163
Intangible assets, net	70,548	71,311
Goodwill	164,540	162,707
Deferred income taxes	7,094	6,860
Other non-current assets	3,931	4,824
Total Assets	$392,951	$408,747

Liabilities and Stockholders' Equity
Current portion of long-term debt	$315	$10,040
Contractual payments on acquisition of business, net	4,751	9,625
Other current liabilities	17,418	19,537
Litigation provision	-	6,757
Long-term debt, net of current portion	6,930	7,075
Total Liabilities	29,414	53,034

Stockholders' equity	363,537	355,713
Total Liabilities and Stockholders' Equity	$392,951	$408,747

Shares outstanding	24,363	24,268

(2) Derived from audited financial statements

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended
	Nov 30, 2008	Nov 30, 2007
	(unaudited)
Cash flows from operating activities:
Net income	$5,118	$5,480
Depreciation and amortization	5,782	4,323
Tax effect of exercise of stock options	(74)	186
Deferred income taxes	2,234	2,105
Stock-based compensation	2,460	2,546
Other	714	291
Changes in operating assets and liabilities
Receivables	2,010	(1,626)
Inventories	(3,176)	(19)
Accounts payable and accrued liabilities	(1,322)	(901)
Litigation provision	(6,757)	241
Other	(892)	(2,347)
Net cash provided by operating activities	6,097	10,279

Cash flows from investing activities:
Additions to property, plant and equipment	(2,459)	(3,554)
Acquisition of intangible assets and business	(15,180)	(2,488)
Change in restricted cash	68	(9,409)
Purchases, sales and maturities of marketable securities, net	8,023	(1,983)
Net cash used in investing activities	(9,548)	(17,434)

Cash flows from financing activities:
Repayment of long-term debt	(9,870)	(145)
Proceeds from exercise of stock options and ESPP	1,145	1,721
Other	-	25
Net cash (used in) provided by financing activities	(8,725)	1,601
Effect of exchange rate changes on cash	(130)	-
Decrease in cash and cash equivalents	(12,306)	(5,554)

Cash and cash equivalents
Beginning of period	32,040	28,313
End of period	$19,734	$22,759